eBALANCE PROTOTYPE DEVELOPMENT AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of October, 2015 ("Effective Date").

BETWEEN:	CLAUDIO TASSI, business person, having an address at C/ Santiago, 15 – 3o, 47001 Valladolid, Spain

(hereinafter referred to as “Mr. Tassi”)

 OF THE FIRST PART

AND:	CELL MEDX CORP., a company incorporated under the laws of the State of Nevada, having an address located at 74 N. Pecos Road, Suite D, Henderson NV 89074

(hereinafter called the “Company”)

 OF THE SECOND PART

WHEREAS, the Company wishes to engage Mr. Tassi as an independent consultant to coordinate the development and production process of the first eBalance device prototype (the “eBalance Prototype”) subject to the terms and conditions, set forth in this eBalance Prototype Development Agreement (the “Development Agreement”), and Mr. Tassi wishes to provide such services, subject to the terms and conditions set forth herein.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Development Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	DEVELOPMENT SERVICES

1.1 The Company hereby engages Mr. Tassi to coordinate the development of the eBalance Prototype in accordance with the terms and conditions of this Development Agreement, and Mr. Tassi hereby accepts such engagement.

1.2 The Company acknowledges and agrees that Mr. Tassi will be working on the development of the first eBalance Prototype together and as part of BioforMed Aesthetic SL, (“Bio4Med”), a limited liability private corporation incorporated in Spain, of which Mr. Tassi is a shareholder and Director.

1.3 The Company further acknowledges that the first eBalance Prototype will be based on the “Bioquantica” proprietary device developed by Mr. Tassi, which will be modified and further customized in accordance with the proprietary information provided to Mr. Tassi by the Company.

Mr. Tassi understands and acknowledges that the eBalance Prototype will be developed solely for the benefit of the Company, with the Company owning rights to all modifications done to the original Bioquantica software in order to create the working eBalance Prototype. In addition, if necessary, Mr. Tassi will assign to the Company the exclusive licensing rights to any unmodified part of the Bioquantica software, which will be necessary for the proper operation of the eBalance Prototype to treat pain, wound healing, blood pressure and other complications directly related to diabetes. The software not related to treatment of complications associated with diabetes, such as any aesthetic use of the software, will remain the sole property of Mr. Tassi, or Bio4Med, as the case maybe.

1.4 Approval of the eBalance Prototype will be based on the efficacy testing of the eBalance Prototype on patient zero during the course of 15 – 30 days following delivery of the eBalance Prototype to the Company’s Vancouver location.

2.	DEVELOPMENT FEE AND ADDITIONAL REMUNERATION

2.1 The cost to develop the eBalance Prototype  will be €12,000, for which the Company received a proforma invoice #032-28082015ita  issued through Bio4Med, which Proforma invoice is included as an Exhibit “A” to this Development Agreement. The  €12,000  represents the full cost of manufacturing and programming the eBalance Prototype of which €4,800 was paid by the Company on September 10, 2015;

2.2 In addition to the above fee invoiced by Bio4Med, and as consideration for Mr. Tassi’s contribution to the successful development of the eBalance Prototype, at the time of the Approval of the eBalance Prototype (as set out in the Item 1.5 of this Development Agreement) the Company will grant Mr. Tassi 100,000 common shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”), as fully paid and non-assessable shares.

2.3 In addition to the cash payment and issuance of the Common Stock to Mr. Tassi, the Company agrees to reimburse Mr. Tassi or Bio4Med for all normal and reasonable travel and other specific expenses incurred during the term of the Development Agreement, provided however, that any expenses shall require prior approval by the Company’s Board of Directors.

3.	TERMS OF DEVELOPMENT SERVICES

3.1 The Company expects the eBalance Prototype to be delivered to the Company’s Vancouver location on or before October 30, 2015, subject to the Company providing Mr. Tassi with the necessary proprietary information and layout design in a timely fashion.

4.	MISCELLANEOUS

4.1 Mr. Tassi agrees to work with the Company to secure a working relationship with all vendors involved in the development of the eBalance Prototype.

4.2 In addition, upon successful development of the eBalance Prototype, Mr. Tassi agrees to assist the Company in securing an initial certification of the eBalance Prototype with European Conformity (CE Marking), Canadian Standards Association (CSA) and Underwriters Laboratories (UL); as well to provide the Company with detailed description of the technology and processes involved in eBalance Prototype, which will be sufficient to use in the application for provisional and definitive patents. These services will be provided under a separate Consulting Agreement, which the Company and Mr. Tassi agree to negotiate in a good faith upon termination of the Development Contract.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Development Agreement as of the date first written above.

CELL MEDX CORP.
a Nevada corporation by its authorized signatory:	/s/ Claudio Tassi
Claudio Tassi

/s/ Frank E. McEnulty
Name: Frank E. McEnulty
Title: Chief Executive Officer and Director

EXHIBIT “A”

Bio4med Aesthetic

# PROFORMA INVOICE

N° 032-28082015ita

**BioforMed Aesthetic SL**
**C/ Santiago, 15 - 3º 47001 Valladolid – ESPANA**
**ES B47740899**

*The following number must be included in all correspondence, in all the bills and in all shipping documents related:*
*032-28082015DIRCT*

**TO:**

**Avyonce CosMedics Inc.**
**121-3989 Henning Drive**
**Burnaby BC V5C 6P8 Canada**

**EXPEDITION TO :**

**Idem**
**Tel. 604.630.5740**

| PROFORMA DATE | ORDER TO | CARRIER | INSTALLED ON | TERMS & CONDITIONS |
|---|---|---|---|---|
| 24062015 | JEAN | | | PAYMENT 40% ON ORDER CONFIRMATION 30% AFTER 15 DAYS BALANCE BEFORE EXPEDITION |

| QUANTITY | UNIT | DESCRIPTION | UNIT PRICE | TOTAL |
|---|---|---|---|---|
| 1 | **E-BALANCE** PROTOTIPE BASED ON BIOQUANTICA BOARD AND SOFTWARE | PROTOTIPE CODE EBBQ00TX<br>ACTIVITIES IN PROCESS<br>• ReEDIT SOFTWARE FILE SOURCES<br>• CHANGE FIRMWARE<br>• CUSTOM SOFTWARE SCREENS WITH INSERT LOGO E BALANCE<br>• MODIFICATION ELECTRONIC CARD WITH ADAPTATION TO NEW WAVE FREQUENCY AND FORMS *on your indication on Algonix programs that you use actually*<br>• MODIFICATION WITH LITIUM BATTERY SUPPLY POWER<br>• ASSEMBLED IN SPECIAL CASE *Schedule technical design attached*<br>• TESTS OF OPERATIONS | € 12.000,00 | € 12.000,00 |

| | |
|---|---|
| SUBTOTAL | € 12.000,00 |
| SHIPPING COST | PRICE FOB |
| ACCOUNT | € |
| TOTAL | **€12.000,00** |

PAYMET TERMS: 40% - 30% - 30 % BALANCE BEFORE EXP
**BIOFORMED AESTHETICS SL**
**IBAN: ES90 2100 4797 6202 0008 3573**
**SWIFT: CAIXESBBXXX**

Send signed as confirmation to:

**bioform.internationalcb@gmail.com**

**bioformed.aesthetic@gmail.com**

*SIGNATURE*

Payment receiving € Data